Exhibit 10.1

WARRANT REPURCHASE AGREEMENT

This Warrant Repurchase Agreement (“Agreement”), dated as of January __, 2026 (“Effective Date”), is entered into by and between YY Group Holding Limited, a British Virgin Islands business company registered with company number 2118556 (the “Company”) and the undersigned investor signatory hereto (“Investor”).

RECITALS

A. Reference is hereby made to that certain amended and restated securities purchase agreement by and between the Company and the Investor dated September 11, 2025 (the “Securities Purchase Agreement”), as set forth in the Schedule A, and pursuant to a registration statement on Form F-3 (SEC File No. 333-286705), that was previously filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2025, and declared effective on April 30, 2025 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated September 10, 2025, pursuant to which, the Investor acquired warrants to purchase Class A ordinary shares, of no par value (the “Ordinary Shares”) of the Company (the “Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B. As of the date hereof, the Investor holds a Warrant exercisable into such aggregate number (the “Purchased Warrant Number”) of Ordinary Shares (without regard to any limitations on exercise set forth therein) as set forth on the signature page of the Investor attached hereto (the “Purchased Warrant”).

C. The Company and the Investor desire to enter into this Agreement, pursuant to which, the Company shall repurchase from the Investor, and the Investor shall sell to the Company, the Purchased Warrant at a purchase price of $0.06 per Ordinary Share issuable upon exercise thereof (without regard to any limitations on exercise set forth therein) (the “Per Share Purchase Price”) and shall cancel simultaneously therewith.

D. Concurrently herewith, the Company is entering into agreements with holders of other Warrants (each, an “Other Investor”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different aggregate number of Ordinary Shares issuable upon exercise of such Warrants of such Other Investor then outstanding).

AGREEMENT

In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Repurchase and Cancellation of Purchased Warrant. On the terms and subject to the conditions set forth herein, upon the Company’s payment to the Investor of cash, in U.S. dollars and immediately available funds, in an aggregate amount equal to the aggregate purchase price set forth on the signature page of the Investor attached hereto (which shall be equal to the product of (x) the Purchased Warrant Number and (y) the Per Share Purchase Price) (the “Purchase Price”) by wire transfer in accordance with the wire instructions of the Investor set forth on the signature page of the Investor attached hereto (the “Closing Date”), the Investor hereby sells, assigns, delivers and transfers to the Company upon the Company all of its right, title and interest in and to the Purchased Warrant (the “Repurchase”).

2. Representations and Warranties of the Company. The Company represents and warrants to Investor as of the date hereof as follows:

(a) Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Agreement and performance by the Company of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Company. The Agreement has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Authority. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The authorization, execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s articles of association or memorandum of association or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company.

(e) Public Filings. The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) Information. The Company confirms that neither it nor to its knowledge any other Person acting on its behalf has provided the Investor or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Representations and Warranties of Investor. Investor represents and warrants to the Company as of the date hereof as follows:

(a) Authority. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby (i) are within the power of the Investor and (ii) have been duly authorized by all necessary actions on the part of the Investor.

(b) Enforceability. This Agreement has been duly executed and delivered by Investor and is a valid and binding agreement, enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c) Ownership of Securities. Investor owns and has valid title to the Purchased Warrant free and clear of all liens. Investor has not sold, assigned or otherwise transferred to any third party any of the Investor’s right, title or interest in or to any of the Purchased Warrant, and the Investor has not agreed to do the same.

(d) No Tax or Legal Advice. Investor understands that nothing in this Agreement, any other agreement or any other materials presented to Investor in connection with the transactions contemplated hereby constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as Investor, in Investor’s sole discretion, has deemed necessary or appropriate in connection with its decision to enter into this Agreement.

4. Covenants.

(a) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, publicly issue a Report of Foreign Private Issuer on Form 6-K (the “6-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 6-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing. In addition, effective upon the issuance of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, except this initial 6-K Filing and any further disclosure in any Securities Act and Exchange Act filings covering the same subject matter.

(b) Terms. The parties hereto hereby acknowledge and agree that, in accordance with the terms of the Securities Purchase Agreement, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Repurchase, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the Repurchase (each an “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into an Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 4(b) shall apply similarly and equally to each Settlement Document.

(c) Fees and Expenses. The Company shall reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, in an amount not to exceed $7,500 (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(d) Participation Rights. For the period from the date of this Agreement until the end of December 11, 2026, the Company shall not, directly or indirectly, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents (each, a “Subsequent Placement”), except for such Exempt Issuance as defined in Section 4(d)(ix) herein, unless the Company shall have first complied with this Section 4(d). The Company acknowledges and agrees that the right set forth in this Section 4(d) is a right granted by the Company, separately, to the Investor and each Other Investor (in sch capacity, each, a “Holder”). For the avoidance of doubt, the participation rights as described in this Section 4(d) shall amend and replace Section 4.12 of the Securities Purchase Agreement.

i. At least three (3) Trading Days (as defined below) prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether such Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Holder within one (1) Trading Day after the Company’s delivery to such Holder of such Pre-Notice, and only upon a written request by such Holder, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Holder in accordance with the terms of the Offer such Holder’s pro rata portion of one-third of the Offered Securities, provided that the number of Offered Securities which such Holder shall have the right to subscribe for under this Section 4(d) shall be (x) based on such Holder’s pro rata portion of the aggregate number of Warrants as set forth in the Schedule A (the “Basic Amount”), and (y) with respect to each Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Holders as such Holder shall indicate it will purchase or acquire should the other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Holder shall have an opportunity to subscribe for any remaining Undersubscription Amount. For the avoidance of doubt, the aggregate of all Basic Amounts of all Holders shall not exceed one-third of the Offered Securities with respect to any Subsequent Placement.

ii. To accept an Offer, in whole or in part, such Holder must deliver a written notice to the Company prior to the end of the first (1st) Business Day after such Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Holder’s Basic Amount that such Holder elects to purchase and, if such Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Holders are less than the total of all of the Basic Amounts, then each Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Holder bears to the total Basic Amounts of all Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Holder a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after such Holder’s receipt of such new Offer Notice.

iii. The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Report of Foreign Private Issuer on Form 6-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

iv. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(d)(iii) above), then each Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Holder elected to purchase pursuant to Section 4(d)(ii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Holders pursuant to this Section 4(d) prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holders in accordance with Section 4(d)(i) above.

v. Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Holder shall acquire from the Company, and the Company shall issue to such Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(d)(iv) above if such Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by such Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Holder and its counsel.

vi. Any Offered Securities not acquired by a Holder or other persons in accordance with this Section 4(d) may not be issued, sold or exchanged until they are again offered to such Holder under the procedures specified in this Agreement.

vii. The Company and the Investor agree that if the Investor elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall (x) include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company or (y) shall include any representation, warranty or covenant more adverse to the Investor than as set forth in this Agreement or (z) include securities that would result in the Investor, if the Investor exercises its rights in this Section 4(d) in full, to beneficially own more than the Beneficial Ownership Limitation (as defined in the Warrants) of Ordinary Shares, without offering an alternative security that includes such limitation as set forth in Section 2(e) of the Warrants, mutatis mutandis.

viii. Notwithstanding anything to the contrary in this Section 4(d) and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be in possession of any material, non-public information with respect to the Company or any of its subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 4(d). The Company shall not be permitted to deliver more than one such Offer Notice to the Investor in any forty-five (45) day period, except as expressly contemplated by the last sentence of Section 4(b).

ix. The restrictions contained in this Section 4(d) shall not apply in connection with the Exempt Issuance. “Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers, consultants or directors of the Company pursuant to any share or option plan duly adopted for such purpose, before or after the date hereof, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(d) herein, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) Ordinary Shares sold in “at-the-market” offerings with a bona fide broker-dealer; and (e) Ordinary Shares sold pursuant to an equity line of credit offering.

5. Miscellaneous.

(a) Waivers and Amendments. Except as expressly provided otherwise herein, this Agreement may not be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Investor.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings (as defined below) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (collectively, a “Proceeding”), any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. The choice of laws of the State of New York as the governing law of this Agreement will be honored by competent courts in the Singapore and the British Virgin Islands, subject to compliance with relevant Singapore and British Virgin Islands civil procedural and other requirements. None of the Company nor any of its properties, assets or revenues has any right of immunity under the Singapore, British Virgin Islands or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the Singapore, British Virgin Islands, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. The rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(f) Entire Agreement. This Agreement constitutes and contains the entire agreement among the Company and Investor regarding the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof, including but not limited to Section 4.12 of the Securities Purchase Agreement.

(g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows:  (i) if to Investor, at Investor’s mailing address or e-mail address set forth on the signature page of the Investor attached hereto, or at such other address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address set forth on the signature page of the Company attached hereto, or at such other mailing address or e-mail address as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally or by e-mail, (iii) one business day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(h) Separability of Agreements; Severability of this Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement. Electronic copies of signed signature pages will be deemed binding originals.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l) Termination. This Agreement may be terminated by the Investor by written notice to the Company if the Investor does not receive the Purchase Price on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties) or any reimbursement obligations of the Company pursuant to Section 4(c), which shall survive any termination.

(m) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Warrant Repurchase Agreement to be duly executed as of the date first written above.

COMPANY:

YY Group Holding Limited

By:
Name:	Fu Xiaowei
Title:	Chief Executive Officer, Chairman and Director

Address for Notice:

60 Paya Lebar Road
#09-13/14/15/16/17
Paya Lebar Square
Singapore 409051

E-Mail:

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Warrant Purchase Agreement to be duly executed as of the date first written above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Investor:

Number of Ordinary Shares Issuable Upon

Exercise of Purchased Warrant

(without regard to any limitations on exercise set forth therein):

Purchase Price (at $0.06 per Ordinary Share):

$ ___________________________________

Wire Instructions: